Exhibit 99.1

PANDORA REPORTS Q1 2014 FINANCIAL RESULTS

•                  Q1 2014 GAAP total revenue of $194.3 million and non-GAAP total revenue of $180.1 million, growing 69% and 54% year-over-year

•                  Q1 2014 GAAP total mobile revenue of $147.0 million and non-GAAP total mobile revenue of $134.1 million, growing 92% and 71% year-over-year

•                  GAAP total mobile revenue now 76% of GAAP total revenue; non-GAAP total mobile revenue now 74% of non-GAAP total revenue

•                  Q1 2014 non-GAAP diluted EPS of ($0.13); GAAP EPS was ($0.14)

•                  User engagement reaches record highs

•                  Share of total U.S. radio listening for Pandora in March 2014 was 9.1%, an increase from 8.1% at the same time last year

OAKLAND, Calif. — April 24, 2014 — Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the first quarter ended March 31, 2014.

“Pandora started 2014 with robust momentum and continued solid growth,” stated Brian McAndrews CEO, President & Chairman of Pandora. “Our strong first quarter results demonstrate Pandora’s deep listener engagement, accelerating monetization, and increasing leverage in our business model. Looking ahead, we will continue to invest aggressively to extend our leadership position and drive forward the future of radio.”

First Quarter Financial Results

Revenue: For the first quarter of 2014, GAAP total revenue was $194.3 million, a 69% year-over-year increase. Non-GAAP total revenue1 was $180.1 million, a 54% year-over-year increase, excluding $14.2 million in revenue relating to our subscription return reserve. Advertising revenue was $140.6 million, a 45% year-over-year increase. Non-GAAP subscription and other revenue was $39.5 million, a 94% year-over-year increase, excluding $14.2 million in revenue relating to our subscription return reserve.

EPS: For the first quarter of 2014, GAAP basic and diluted EPS were ($0.14). Non-GAAP basic and diluted EPS were ($0.13), both excluding $14.2 million in revenue relating to our subscription return reserve, $17.4 million in expense from stock-based compensation and $0.2 million in amortization of intangible assets. GAAP and non-GAAP basic and diluted EPS were based on 199.9 million weighted average shares outstanding.

1 The subscription return reserve consisted of revenue that we deferred on a GAAP basis because we had limited operating history with certain mobile subscription refund rights. The Company was required to defer all revenue until the refund rights lapsed or until it developed sufficient operating history to estimate a reserve. In the first quarter of 2014, we established sufficient operating history to estimate a reserve for these mobile subscription refund rights. As such, the GAAP revenue results for the first quarter of 2014 include a one-time reversal of substantially all of the deferred revenue related to the subscription return reserve. The subscription return reserve is excluded from the subscription and other revenue line of our non-GAAP presentation.

Cash and Investments: For the first quarter of 2014, the Company ended with $445.9 million in cash and investments, compared with $450.1 million at the end of 2013. For the first quarter of 2014, Pandora’s cash used in operating activities was $2.2 million compared to $12.9 million used in the year-ago calendar quarter.

Other Business Metrics

Listener Hours: Total listener hours grew 12% to 4.80 billion for the first quarter of 2014, compared to 4.26 billion for the same period last year.

March 2014 Active Listeners:  Active listeners were 75.3 million at the end of March 2014, an increase of 8% from 69.5 million from the same period last year.

Guidance

Based on information available as of April 24, 2014, the Company is providing the following financial guidance:

Second Quarter 2014 Guidance: Revenue is expected to be in the range of $213 million to $218 million. Non-GAAP diluted EPS is expected to be between $0.00 and $0.03. Non-GAAP EPS excludes stock-based compensation expense and amortization of intangible assets, assumes minimal tax expense given our net operating loss position, and is based on 226 million diluted weighted average shares outstanding for the three months ending June 30, 2014.

Full Year 2014 Guidance: Non-GAAP revenue is now expected to be in the range of $880 million to $900 million, from $870 million to $890 million. Non-GAAP diluted EPS is expected to be between $0.14 and $0.18, from $0.13 to $0.17. Non-GAAP EPS excludes revenue relating to our subscription return reserve, stock-based compensation expense and amortization of intangible assets, assumes minimal tax expense given our net operating loss position, and is based on 227 million diluted weighted average shares outstanding for the twelve months ending December 31, 2014.

First Quarter Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/ 5 p.m. ET to discuss the first quarter 2014 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (443) 853-1239. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 13673000, and available via webcast until May 8, 2014.

ABOUT PANDORA
Pandora (NYSE: P) gives people music and comedy they love anytime, anywhere, through connected devices. Personalized stations launch instantly with the input of a single “seed” — a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological “DNA” and constant listener feedback to craft personalized stations from a growing collection of more than one million tracks. Tens of millions of people turn on Pandora every month to hear music they love. www.pandora.com

“Safe harbor” Statement:

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and non-GAAP EPS. These forward-looking statements are based on Pandora’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our Transition Report on Form 10-K for the eleven months ended December 31, 2013 and our Form 10-Q for the current period, particularly under the heading “Risk Factors.”

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. The Company’s results of operations for the current period are not necessarily indicative of the Company’s operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP measures of financial performance: non-GAAP total revenue, non-GAAP subscription revenue, non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

These non-GAAP financial measures differ from GAAP in that they exclude an effect on revenue from our subscription return reserve, which consists of deferred revenue related to subscriptions that are sold with return rights and stock-based compensation and amortization of intangible assets.

The subscription return reserve consisted of revenue that we deferred on a GAAP basis because we had limited operating history with certain mobile subscription refund rights. We were required to defer all revenue until the refund rights lapsed or until we developed sufficient operating history to estimate a reserve. In the first quarter of 2014, we established sufficient operating history to estimate a reserve for these mobile subscription refund rights. As such, the GAAP revenue results for the first quarter of 2014 include a one-time reversal of substantially all of the deferred revenue related to the subscription return reserve. The subscription return reserve is excluded from the subscription and other revenue line of our non-GAAP presentation. For periods ending as of and prior to the first quarter of 2014, management includes an effect on revenue relating to our subscription return reserve because we believe that this non-GAAP measure will provide greater comparability with future GAAP revenue.

Stock-based compensation consists of expenses for stock options and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation:

• Cost of revenue - other

• Product development

• Sales and marketing

• General and administrative

Although stock-based compensation is an expense for us and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Intangible amortization consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Amortization for currently owned intangible assets is included in the general and administrative expense line of our GAAP presentation. Management considers its operating results without these charges when evaluating its ongoing performance because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook.

We believe these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current financial performance.

In the financial tables below, we provide a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

We estimate revenue generated through both our mobile and other connected devices platform as well as our traditional computer platform. While we believe that such disaggregated revenue estimates provide directional insight for evaluating our efforts to monetize our service through these platforms, we do not validate such disaggregated revenue to the level of financial statement reporting. Such metrics should be seen as indicative only and as management’s best estimate.

###

Contacts:

Dominic Paschel

Corporate Finance & Investor Relations

investor@pandora.com

(510) 842-6960

Will Valentine

Pandora Corporate Communications

press@pandora.com

(510) 842-6996

Pandora Media, Inc.

Condensed Consolidated  Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2013	2014
	(recast)
Revenue
Advertising	$96,714	$140,634
Subscription and other	18,410	53,681
Total revenue	115,124	194,315

Cost of revenue
Cost of revenue - Content acquisition costs	85,823	108,275
Cost of revenue - Other (1)	9,776	14,979
Total cost of revenue	95,599	123,254
Gross profit	19,525	71,061

Operating expenses
Product development (1)	6,667	11,831
Sales and marketing (1)	38,045	61,864
General and administrative (1)	13,355	26,361
Total operating expenses	58,067	100,056
Loss from operations	(38,542)	(28,995)

Other income (expense)
Interest income	16	218
Interest expense	(144)	(129)
Other income, net	1	3
Loss before provision for income taxes	(38,669)	(28,903)

Income tax expense	(17)	(28)
Net loss	$(38,686)	$(28,931)

Basic and diluted net loss per share	$(0.22)	$(0.14)
Weighted-average basic and diluted shares	172,733	199,857

(1) Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2013	2014
Cost of revenue - Other	$413	$881
Product development	1,445	3,461
Sales and marketing	4,421	8,311
General and administrative	245	4,739
Total stock-based compensation expense	$6,524	$17,392

Pandora Media, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	As of December 31, 2013	As of March 31, 2014
	(audited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$245,755	$160,796
Short-term investments	98,662	180,496
Accounts receivable, net	164,023	148,320
Prepaid expenses and other current assets	10,343	15,481
Total current assets	518,783	505,093

Long-term investments	105,686	104,569
Property and equipment, net	35,151	38,697
Other long-term assets	13,715	13,860
Total assets	$673,335	$662,219

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,413	$10,087
Accrued liabilities	14,885	14,810
Accrued royalties	66,110	74,698
Deferred revenue	42,650	28,123
Accrued compensation	17,948	18,043
Total current liabilities	156,006	145,761

Other long-term liabilities	9,098	9,826
Total liabilities	165,104	155,587

Stockholders’ equity
Common stock	20	21
Additional paid-in capital	675,103	702,301
Accumulated deficit	(166,591)	(195,522)
Accumulated other comprehensive loss	(301)	(168)
Total stockholders’ equity	508,231	506,632
Total liabilities and stockholders’ equity	$673,335	$662,219

Pandora Media, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,
	2013	2014
	(recast)
Operating Activities
Net loss	$(38,686)	$(28,931)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	2,034	3,346
Stock-based compensation	6,524	17,392
Amortization of premium on investments	60	694
Amortization of debt issuance costs	66	49
Changes in assets and liabilities:
Accounts receivable	3,647	15,703
Prepaid expenses and other assets	(1,143)	(5,212)
Accounts payable and accrued liabilities	1,911	1,401
Accrued royalties	9,353	8,585
Accrued compensation	(4,065)	(735)
Deferred revenue	7,422	(14,527)
Net cash used in operating activities	(12,877)	(2,235)

Investing Activities
Purchases of property and equipment	(4,318)	(11,774)
Purchases of investments	(13,365)	(115,589)
Proceeds from maturities of investments	18,830	34,010
Net cash provided by (used in) investing activities	1,147	(93,353)

Financing activities
Proceeds from employee stock purchase plan	—	863
Proceeds from issuance of common stock	4,033	9,751
Net cash provided by financing activities	4,033	10,614

Effects of foreign currency translation on cash and cash equivalents	(6)	15

Net decrease in cash and cash equivalents	(7,703)	(84,959)
Cash and cash equivalents at beginning of period	59,939	245,755
Cash and cash equivalents at end of period	$52,236	$160,796

Pandora Media, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2013	2014
	(recast)
Revenue
GAAP total revenue	$115,124	$194,315
Subscription return reserve	1,917	(14,186)
Non-GAAP total revenue	$117,041	$180,129

Gross profit
GAAP gross profit	$19,525	$71,061
Subscription return reserve	1,917	(14,186)
Stock-based compensation: Cost of revenue - Other	413	881
Non-GAAP gross profit	$21,855	$57,756

Net loss
GAAP net loss	$(38,686)	$(28,931)
Subscription return reserve	1,917	(14,186)
Amortization of intangibles	—	182
Stock-based compensation	6,524	17,392
Non-GAAP net loss	$(30,245)	$(25,543)

Basic and Diluted EPS
GAAP basic and diluted EPS	$(0.22)	$(0.14)
Subscription return reserve (1)	0.01	(0.08)
Amortization of intangibles (1)	—	—
Stock-based compensation (1)	0.04	0.09
Non-GAAP basic and diluted EPS	$(0.18)	$(0.13)

Shares used in computing basic and diluted EPS	172,733	199,857

(1) EPS may not recalculate due to rounding

Pandora Media, Inc.

Monetization: RPM History

(Unaudited)

	Three months ended				Year Ended	Three months ended				Year Ended	Three months ended
	3/31/2012	6/30/2012	9/30/2012	12/31/2012	12/31/2012	3/31/2013	6/30/2013	9/30/2013	12/31/2013	12/31/2013	3/31/2014
	(recast)	(recast)	(recast)	(recast)	(recast)	(recast)	(recast)	(recast)	(recast)	(recast)
Advertising RPMs
Traditional computer	$43.23	$53.99	$57.06	$59.31	$53.47	$44.63	$58.53	$58.44	$61.92	$55.84	$52.75
Mobile and other connected devices	15.73	22.25	23.51	25.52	22.15	20.43	32.56	35.31	36.20	30.93	29.46
Total	$22.45	$29.33	$30.30	$32.33	$28.92	$24.85	$37.89	$39.68	$40.95	$35.66	$33.40

Total RPMs
Traditional computer	$42.80	$52.07	$55.51	$57.67	$52.01	$45.17	$56.73	$57.50	$61.28	$55.18	$54.42
Mobile and other connected devices	16.68	23.25	24.87	26.93	23.38	22.41	34.37	38.75	39.99	33.89	37.43
Total	$23.86	$30.40	$31.70	$33.68	$30.23	$26.96	$39.17	$42.49	$44.14	$38.19	$40.51

Total RPMs based on non-GAAP revenue
Traditional computer	$42.92	$52.20	$55.64	$57.83	$52.15	$45.36	$57.09	$57.68	$61.32	$55.37	$52.92
Mobile and other connected devices	17.06	23.65	25.20	27.34	23.76	22.92	36.01	39.32	40.10	34.57	34.15
Total	$24.16	$30.74	$31.98	$34.03	$30.55	$27.41	$40.53	$42.98	$44.23	$38.77	$37.55